SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ORANGE PRODUCTIONS, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Florida                                         65-00844436
-----------------------------------                --------------------------
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)


                         222 Lakeview Avenue, Suite 113
                            West Palm Beach, FL 33401
                                 (561) 832-5696
         ---------------------------------------------------------------
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)


Copies of all communications to:


                                      Mintmire & Associates
                                      265 Sunrise Avenue, Suite 204
                                      Palm Beach, Florida 33480
                                      Tel: (561) 832-5696 - Fax: (561) 659-5371


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(a) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment, filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                      Proposed
                                      Maximum         Proposed
                    Amount to be  Aggregate Price     Maximum        Amount of
Title of Shares to   registered      per Share       Aggregate     Registration
be Registered (1)        (2)            (3)        Offering Price     Fee
------------------- ------------  ---------------  --------------  -------------
  Common Stock,       2,000,000        $0.60         $1,200,000     $316.80
 $.0001 par value
--------------------------------------------------------------------------------

(1) Common Stock issuable upon conversion of the Issuer's notes held by Selling Shareholders.

(2) The number of shares initially to be registered for resale by the Selling Shareholders is contained in a registration rights agreements covering the notes issued.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

         The information in the preliminary prospectus in Part I hereof is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 Subject to completion. Dated November 30, 2000.

                                     PART I

                                   PROSPECTUS

                                2,000,000 Shares

                            ORANGE PRODUCTIONS, INC.

                                  Common Stock

         The 2,000,000 shares of Orange Productions, Inc. ("OPI" or the "Company") Common Stock covered by this prospectus are all being offered for the account of the Selling Shareholders listed on page 26. OPI will not receive any of the proceeds from any sales of these securities.

         Each of the Selling Shareholders may offer and sell from time to time shares of OPI Common Stock directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire shares as principals. The price to the public and the net proceeds to the Selling Shareholders from the sale of the shares will depend on the nature and timing of the sales and therefore will not be known until the sales are actually made.

         OPI Common Stock is not quoted on the OTC BB but application therefore is being made prior to or upon effectiveness.

         See "Risk Factors" on page 19 to read about factors you should consider before buying shares of the Company's Common Stock.

         The Company's principal executive offices are located at 222 Lakeview Avenue, Suite 113, West Palm Beach, FL 33401, its telephone number is (561) 832-5696 and its facsimile number is (561) 659-5371.


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   This Prospectus is dated October 30, 2000.

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



                               PROSPECTUS SUMMARY

         This summary highlights information incorporated by reference or contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus carefully, including the "Risk Factors" section, and you must consult the more detailed financial statements, and notes to the financial statements, incorporated by reference to this prospectus.

         This prospectus and the documents incorporated by reference contain certain forward-looking statements. These statements can be identified by the use of forward-looking terminology such as "may", "will", "could", "expect", "anticipate", "estimate", "continue", "plan" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information. Examples of forward-looking statements can be found in the discussion set forth under "Management Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-KSB for the fiscal year ended February 28, 2000, and subsequent filings, incorporated in this prospectus by reference. Such statements are based on current expectations that involve a number of uncertainties including those set forth in the risk factors below. When considering forward-looking statements, you should keep in mind that the risk factors noted below and other factors noted throughout this prospectus or incorporated by reference could cause our actual results to differ significantly from those contained in any forward-looking statement.

The Company

         Business Development.

         Orange Productions, Inc. (hereinafter referred to as the "Company" or "OPI") was organized under the laws of the State of Florida on May 20, 1998. The Company was organized by Mr. Sam Peroulas, the executive officer and director of the Company, for the purpose of providing graphic arts services for use in educational textbooks, medical journals, anatomical charts, patient education materials and in the courtroom to clarify medical evidence for a jury. It may also be used in other settings such as advertisements. The Company's executive offices are presently located at 222 Lakeview Avenue, Suite 113, West Palm Beach, Florida 33401 and its telephone number is (404) 321-1192.

         The Company  generally has been inactive,  having conducted no business
operations  except   organizational   and  fund  raising  activities  since  its
inception.

         In May 1998, the Company issued 1,650,500 shares of its Common Stock to Sam Peroulas, the current President and Treasurer of the Company, as consideration and in exchange for services in connection with the organization of OPI, which services were valued at a total of $165.00. For such offering, the Company relied upon Section 4(2) of the Securities Act of 1933, as amended (the "Act"), Rule 506 of Regulation D promulgated thereunder ("Rule 506") and Section 10-5-9(13) of the Georgia Code. See Part I, Item 1. "Description of Business -
(b) Business of Issuer - Employees

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and  Consultants";  Part I, Item 4.  "Security  Ownership of Certain  Beneficial
Owners and Management"; Part 1, Item 6. "Executive Compensation - Employee Contracts and Agreements"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

         In May 1998, the Company sold 403,500 shares of its Common Stock to nineteen (19) investors for a total of $20,175. For such offering, the Company relied upon Section 3(b) of the Act, Rule 504 of Regulation D promulgated thereunder ("Rule 504"), Section 10-5-9(13) of the Georgia Code and Section 517.061(11) of the Florida Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

                               Business of Issuer

General

         Since its inception, the Company has conducted no business operations except for organizational activities and an offering of its Common Stock pursuant to which it has received gross offering proceeds in the amount of $20,175. Further, the Company has had no employees since its organization. It is anticipated that the Company's sole executive officer and director will receive a reasonable salary for services as executive officer at such time as the Company commences business operations. (See Part I, Item 6. "Executive Compensation.") This individual will devote such time and effort as may be necessary to participate in the day-to-day management of the Company. (See Part I, Item 5. "Directors, Executive Officers, Promoters and Control Persons - Executive Officers and Directors.")

         The following discussion of the graphic arts services market, as it relates to the Company's business objectives, is of course pertinent only if the Company is successful in obtaining sufficient debt and/or equity financing to commence operations and, in addition thereto, is able to generate significant profits from operations (which are not expected in the foreseeable future) and/or additional financing to continue in business and/or fund the anticipated growth, assuming OPI's proposed business is successful. There can be no assurance such financing can be obtained or that the Company's proposed business will be successful.(See Part I. Item 1.-" ( b) Business of Issuer - Risk Factors" )

         The Company will create high quality images for a wide variety of applications. It intends to specialize however in medical illustration. The Company expects that its artwork will be used in educational textbooks, medical journals, anatomical charts, patient education materials and in the courtroom to clarify medical evidence for a jury. It may also be used in other settings such as advertisements.

         The Company intends to retain the copyright to the artwork it creates, and to therefore reuse images in other projects. This will potentially save consumers the time and expense of regenerating images which the Company has already been previously hired to create. In fact, after time, the Company hopes to accumulate a significant library of images previously created by the Company.

                                        5

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Upon doing so, the Company  plans to advertise  its existing  library of graphic images in the hopes of attracting new clients to the Company.

     The Company also plans to provide such other services as: a) web page design including: layout, design and animation, technical and product illustration; b) image compositing and retouching; and c) photo manipulation for special effects, particularly in advertising. In addition, the Company plans graphic design, such as brochures, logo design and textbook layout.

     To produce the artwork, the Company will generally work digitally, using the most current versions of Adobe Photoshop and Illustrator, and Quark XPress. These software programs offer the advantage of not having to scan artwork for placement into a layout application.

     The Company will also work traditionally, in pen and ink, watercolor and colored pencil.

                                Business Strategy

     The Company intends to initially prospect graphic arts services to consumers in the Atlanta, Georgia area, then enlarging to the entire State of Georgia and thereafter in selected areas nationwide. The Company plans to be able to provide a full spectrum of graphic arts services for its clients. Graphic arts work will be made available to newspapers and magazines as well as to individual consumers.

     At the inception of operations, the Company is expected to, and currently does, operate out of a facility owned by Mr. Peroulas.

     Mr. Peroulas is expected to find clients for the Company through his business contacts in the graphic arts industry.

     Mr. Peroulas has already begun to solicit clients for the Company, although no clients have hired the Company to perform services to date. The Company is prepared to render graphics arts services upon engagement by a client. The Company will utilize the equipment necessary to render such services owned by Mr. Peroulas.

     Due to the limited capital currently available to the Company, the principal risks during this phase are that the Company is entirely dependent upon Mr. Peroulas' efforts to bring potential clients to the Company, to provide the services on behalf of the Company and to fund operations until such time as the Company can employ more persons and support its operations financially.


                                 Extended Plans

     If the Company is able to generate enough revenue during the initial phase to support the initial business in Atlanta, Georgia, the Company plans to open one (1) additional office each quarter until such time as it has four (4) new offices (five (5) total) operating. The Company estimates that

                                        6

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$500,000 in annual  revenues  must be achieved by the initial  office to justify the four (4) additional office openings. The Company intends to open the first expansion office outside Atlanta, Georgia, in other metropolitan areas in Georgia, since Mr. Peroulas is familiar with the business environment there.

         The Company anticipates that it will require $100,000 to fund one (1) year of operations at this second location, including acquisition of office space, equipment and wages for clerical staff. The Company also believes that Mr. Peroulas will be capable of managing the Atlanta, Georgia, operation at this time, while a third party will oversee any new location.

         During the first quarter in which the second office location is operating, the Company will need an additional $200,000. Such funds will be utilized to open the third and fourth offices during the next two (2) quarters. While office space, clerical help, equipment costs and operations for a six (6) month period are not anticipated to exceed $100,000 per office, the Company believes that Mr. Peroulas may have to lend money to these expanded locations as well to help fund operations. It is the Company's expectations that Mr. Peroulas will begin to receive an annual salary and that advertising and promotional costs will be increased upon the expansion, in order to increase the accessability to a broader range of potential clients. Also, to be competitive with others in the industry, the Company plans to implement some type of employee benefit program. The Company believes that the additional funds in addition to anticipated revenues should be sufficient to cover these increased costs. The Company plans to open its third and fourth offices immediately contiguous to Atlanta, Georgia. The Company believes that by covering these contiguous counties in Georgia, that it will have access to a broader range of potential clients. Operations in the contiguous counties and in Atlanta, Georgia, will lead to economies of scale which will increase the potential profitability of the Company. Areas in which the Company believes it will have the benefit of the greatest economies of scale are advertising, expenses and the availability of a larger market.

         The principal risks of these expanded operations would be unforeseen costs associated with entry into the expanded market, increased costs associated with a larger geographic area of coverage and additional clerical employee related claims associated with a larger support staff, inability to establish a presence in the expanded market place, increased competition and increased risk associated with the lapse between costs associated with the additional locations and the receipt of the stream of cash flows related to each location. Should the Company incur any large liabilities because of its operations, which risk increases as the Company's geographic coverage expands, such liabilities could have a substantially detrimental affect upon the Company's financial condition. Further, should the Company be unable to secure the financing required for the additional expansion, the anticipated revenues from a reduced operation, while potentially able to meet the operating needs of the Company, would impede the likelihood of incremental revenue increases necessary for the long term financial success of the Company.

         The Company plans to closely monitor its operations in the new locations. Monies will be used to further expansion efforts both at sites already in existence and possibly to expand to new sites, should the Company deem it in the best interest of the Company. There can be no assurance that any of these financing sources will be available to the Company. If the Company plan to seek additional financing is successful, the Company intends to open additional offices which compliment

                                        7

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the Atlanta, Georgia and contiguous operations, and to add a regional manager to oversee these additional operations. The Company believes that such expansion will achieve similar economies of scale as those which are anticipated by the initial locations. Further, the Company believes that such expansion will place the Company in a position to be a major force in the industry in the State of Georgia. If such expansion is implemented, Mr. Peroulas believes that they will be able to oversee the operation with the addition of the regional manager.

         Increased expansion may greatly increase the risks associated with the Company's operations. The Company will continue to be dependent upon obtaining a sufficient client base which possesses an adequate number of consumer contracts. Increased operations and expansion into other geographical areas may expose the Company to the potential for unfavorable interpretation of government regulations. In addition, the larger the geographic market, the greater the chance of increased support staff costs. Furthermore, expansion will expose the Company to additional competition from larger and more established firms, many of whom have greater resources than the Company. Also, the Company will be required to pay wages to a larger support staff while still experiencing delays in direct payments received from the new receivables. In addition, with expansion and implementation of an employee benefit plan which is necessary in order to be competitive for qualified employees, in the event such plan were to be disallowed, loss of qualified status could have an adverse effect upon the Company. Finally, as a larger Company, it could face possible adverse affects from fluctuations in the general economy and business of its clients.

                                   Management

         The Company will be largely dependent upon Mr. Peroulas to develop the client base of the business. Mr. Peroulas has experience in the graphic arts industry and has managed his own graphic arts business for the last two (2) years. While Mr. Peroulas has been successful in the past, there can be no assurance that he will be successful in building the client base necessary for the successful operation of the Company.

         Conflicts of interest may also arise due to corporate opportunities which present themselves to Mr. Peroulas. It may difficult or even impossible to determine whether the opportunity arose as a result of Mr. Peroulas's activities outside the Company or as an officer and director of the Company. At times, Mr. Peroulas's business activities outside OPI may be considered to compete with the business of the Company.

                               Sales and Marketing

         The Company plans to market its service and programs through a combination of marketing channels including direct sales and strategic alliances. The Company believes that this multi-channel approach will allow the Company to quickly acquire a critical mass of customers, penetrate a pool of business and commercial clients, develop regional awareness and ultimately become a market leader in the provision of graphic arts services. Of the two (2) marketing channels intended to be employed by the Company, direct sales is recognized as the most common in the industry; furthermore, strategic alliances have often been used. Nevertheless, there can be no assurance that

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any of these techniques will be used or will be successful.  The Company intends to compete, assuming that it is successful in obtaining sufficient financing, with other companies in its target markets.

         The Company anticipates that its initial marketing efforts will be in the area of direct sales. Good quality presentations and professional follow-up with consumers will be essential to the Company's success. Initially, Mr. Peroulas will secure the Company's client base. However, the Company anticipates that it will eventually employ qualified sales personnel to establish new customer accounts. The Company believes that by employing its own sales personnel it will be able to penetrate additional markets at a minimal cost since sales associates receive compensation in the form of commissions based upon a client's purchase of the Company's products. This commission based compensation program should reduce overhead costs for the Company.

         The Company's ability to develop markets through the efforts of Mr. Peroulas and, eventually a sales force is, of course dependent upon management's ability to obtain necessary financing, of which there can be no assurance. Assuming the availability of adequate funding, OPI intends to stay abreast of changes in the marketplace by ensuring that it remain in the field where clients and competitors can be observed firsthand.

         The Company will attempt to maintain diversity within its client base in order to decrease its exposure to downturns or volatility in any particular industry. As part of this client selection strategy, the Company intends to offer its services to those clients which have a reputation for reputable dealings and, eliminating clients that it believes present a higher credit risk. Where feasible, the Company will evaluate beforehand each client for their creditworthiness.

         Graphic Arts Services involve the simple printing of stationary to the major production of highly visible publication such as a magazine and newspaper. The Company is expected to experience intense competition in the graphic arts publishing and printing business both on an a consumer market basis and on a commercial account basis. There are a number of smaller companies as well as larger established companies that compete for graphic arts services in the Atlanta, Georgia, market. Many of the larger companies are better capitalized that the Company and/or have greater personnel resources and technical expertise. Some of the principal companies in the graphic arts business with whom the Company can expect to compete include but are not limited to the following: Western Publishing Company, Inc., Greenwich Work Shop, Haddly House and Lighthouse Publishing. In view of the Company's extremely limited financial resources, the Company will be at a significant competitive disadvantage as compared to the Company's competitors.
                                   Facilities

         The Company maintains its office rent free at the residence of Mr. Sam Peroulas, the sole Officer and Director of the Company. Its mailing address is 222 Lakeview Avenue, Suite 113, West Palm Beach, Florida 33401. Its telephone number is (404) 321-1192. The Company anticipates that it will have continued use of this office on a rent-free basis for the foreseeable future and that this arrangement will be adequate for the Company's needs while it is in the development stage.

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Assuming that OPI obtains the necessary  additional  financing and is successful in implementing its business plan, no assurance of which can be made, the Company will require its own commercial facility in Atlanta, Georgia. In such event, management believes that OPI would be able to locate adequate facilities at reasonable rental rates in Atlanta, Georgia, suitable for its future needs.


       Item 2. Management's Discussion and Analysis or Plan of Operation.

Plan of Operations

         Since its inception, the Company has conducted minimal business operations except for organizational and capital raising activities. The Company has not realized any revenues since its inception. As a result, from inception May 1998 through August 31, 2000 the Company has realized loss of $18,000.00. Total Company operations and operating expenses as of August 31, 2000 were $18,000.00. Such operating expenses are primarily made up of an initial start up cost consisting of legal, accounting and administrative costs. The Company proposes to engage in providing graphic arts services to individual and commercial consumers.

         If the Company is unable to generate sufficient revenue from operations to implement its expansion plans, management intends to explore all available alternatives for debt and/or equity financing, including but not limited to private and public securities offerings. The Company has set a goal of $500,000 in business revenues in the next twelve (12) months to satisfy cash requirements and to justify expansion plans.

          Mr. Peroulas, at least initially, will be solely responsible for developing OPI's business. However, at such time, if ever, as sufficient operating capital becomes available, management expects to employ additional staffing and marketing personnel. In addition, the Company expects to continuously engage in market research in order to monitor new market trends, seasonality factors and other critical information deemed relevant to OPI's business.

         In addition, at least initially, the Company intends to operate out of the home of Mr. Peroulas. Thus, it is not anticipated that OPI will lease or purchase office space in the foreseeable future. OPI may in the future establish its own facilities and/or acquire equipment if the necessary capital becomes available.

              Financial Condition, Capital Resources and Liquidity

         At August 31, 2000, the Company had assets totaling $6,700.00 and liabilities of $4,160.00 attributable to accrued professional fees and organizational expenses. Since the Company's inception, it has received $20,175.00 in cash contributed as consideration for the issuance of shares of Common Stock.

         OPI's working capital is presently minimal and there can be no assurance that the Company's financial condition will improve. The Company is expected to continue to have minimal working

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capital or a working  capital  deficit as a result of current  liabilities.  The
Company, at inception, issued 1,650,500 shares of the Company's Common Stock to Mr. Sam Peroulas, executive officer and director of OPI, for services rendered on behalf of the Company. During May, June & September, 1998, the Company issued and sold an aggregate of 403,500 shares of Common Stock to Georgia and Florida residents for cash consideration totaling $20,175.00. No underwriter was employed in connection with the offering and sale of the shares. The Company claimed an exemption from registration in connection with each of the offerings provided under Section 3(b) of the Act, Rule 504, Section 10-5-9(13) of the Georgia Code and Section 517.061(11) of the Florida Code. Even though management believes, without assurance, that it will obtain sufficient capital from either limited revenues or further financing by Mr. Peroulas with which to implement its business plan in its initial location, the Company is not expected to continue for an extended period of time in operation without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any. (See Part I, Item 4. "Security Ownership of
Certain   Beneficial  Owners  and  Managers;"  and  Part  I,  Item  7.  "Certain
Relationships and Related Transactions.")

         The Company has no potential capital resources from any outside sources at the current time. In its initial stages, the Company will operate out of the facility provided by Mr. Peroulas. Mr. Peroulas will begin by finding clients for the Company. To attract clients, Mr. Peroulas will visit potential clients in order to determine their business needs. The Company plans to place advertising in local area newspapers in Atlanta, Georgia to directly solicit prospective customers. In the event the Company requires additional capital during this phase, Mr. Peroulas has committed to fund the operation until such time as additional capital is available.

         The ability of the Company to continue as a going concern is dependent upon its ability to obtain clients who will utilize the Company's services and whether the Company can attract an adequate number of direct clients.

         The Company believes that in order to be able to expand upon its current operations, it will be necessary to rent offices in Atlanta, Georgia, hire clerical staff and acquire through purchase or lease computer and office equipment to maintain accurate financial accounting and client data. The Company believes that there is adequate and affordable rental space available in Atlanta, Georgia and sufficiently trained personnel to provide such clerical services at affordable rates. Further, the Company believes that the type of equipment necessary for the operation is readily accessible at competitive rates.

         The Company will eventually need to either rent or own computer equipment and software to expand to new locations. Currently it uses the equipment and software owned by Mr. Peroulas. Funding to open new locations, including the cost of equipment, will come from both revenues generated at the initial location and any further private placement monies raised.

         To implement such plan, also during this initial phase, the Company intends to initiate a self- directed private placement under Rule 506 in order to raise additional capital. In the event the Company is not successful in raising such funds and also does not generate significant revenue, the

Company believes that it will not be able to continue operations for an extended period of time.

                              Net Operating Losses

         The Company has net operating loss carry-forwards of $17,800.00 expiring beginning at February 28, 2019. The company has a $2,700.00 deferred tax asset resulting from the loss carry- forwards, for which it has established a 100% valuation allowance. Until the Company's current operations begin to produce earnings, it is unclear as to the ability of the Company to utilize such carry-forwards.
                              Year 2000 Compliance

         The Year 2000 Issue is the result of potential problems with computer systems or any equipment with computer chips that use dates where the date has been stored as just two digits (e.g. 98 for 1998). On January 1, 2000, any clock or date recording mechanism including date sensitive software which uses only two digits to represent the year, may recognize the date using 00 as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruption of operations, including among other things, a temporary inability to process transactions, send invoices, or engage in similar activities.

         The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (Year 2000) approaches. The Company has confirmed that its systems are Year 2000 Compliant.

         The Company believes that it has disclosed all required information relative to Year 2000 issues relating to its business and operations. However, there can be no assurance that the systems of other companies on which the Company's systems rely also will be timely converted or that any such failure to convert by another company would not have an adverse affect on the Company's systems.
                           Forward-Looking Statements

         This Form 10-SB includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included or incorporated by reference in this Form 10-SB which address activities, events or developments which the Company expects or anticipates will or may occur in the future, including such things as future capital expenditures (including the amount and nature thereof), business strategy, expansion and growth of the Company's business and operations, and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results or developments will conform with the Company's expectations and predictions is subject to a number of risks and uncertainties, general economic market and business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulation; and other factors, most of which are beyond the control of the Company. Consequently, all of the forward-looking statements made in this Form 10-SB are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequence to or effects on the Company or its business or operations. The Company assumes no obligations to update any such forward-looking statements.

         The "safe harbor" for forward looking information only applies to statements made by companies that are already subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. Until such time as the Company is a reporting company, the safe harbor provisions do not apply to the Company.

                         Item 3. Description of Property

         The Company's headquarters are at the home of Sam Peroulas. Its mailing address is 222 Lakeview Avenue, Suite 113, West Palm Beach, Florida 33401. Its telephone number is (404) 321- 1192. The Company pays no rent for its space. The Company owns no real or personal property.

      Item 4. Security Ownership of Certain Beneficial Owners and Managers

         The following table sets forth information as of October 30, 2000, regarding the ownership of the Company's Common Stock by each shareholder known by the Company to be the beneficial owner of more than five per cent (5%) of its outstanding shares of Common Stock, each director and all executive officers and directors as a group. Except as otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned.

                                      Amount
Name and Address of                Beneficially      Percent of
Beneficial Owner                     Owned            Class (1)
    ----------------                 -----           ---------
Sam Peroulas      (2)(3)            1,650,500         80.35%
1506 Briarhill Lane NE
Atlanta, Georgia 30324

Mintmire & Associates(4)              114,500          5.6%
265 Sunrise Avenue
Suite 204
Palm Beach, FL 33480

All Executive Officers, Directors   1,650,500        80.35%
-------------------

(1) Based upon 2,054,000 shares of the Company's Common Stock issued and outstanding as of October 15, 2000.

(2)  Sole Executive and Director of the Company.

(3) In May 1998, the Company issued 1,650,500 shares of its Common Stock to Sam Peroulas, the current President and Treasurer of the Company, as consideration and in exchange for services in connection with the organization of OPI, which services were valued at a total of $165.00. For such offering, the Company relied upon Section 4(2) of the Act, Rule 506 and Section 10-5-9(13) of the Georgia Code. See Part 1, Item 6. "Executive Compensation - Employee Contracts and Agreements"; Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4.
"Recent Sales of Unregistered Securities."

(4) Counsel to the Company indirectly owns 114,500 shares of the Company through the 100% sole ownership of the Common Stock of another company that has invested in the Company.


Item 5. Directors, Executive Officers, Promoters and Control Persons; Compliance

                        Executive Officers and Directors

     Set forth below are the names, ages, positions with the Company and business experiences of the executive officers and directors of the Company.

Name              Age   Position(s) with Company
------            ---   ------------------------
Sam Peroulas      34    President, Secretary, Chief Executive Officer & Director

         Directors hold office until the next annual meeting of the Company's shareholders and until their successors have been elected and qualify. Officers serve at the pleasure of the Board of Directors. Mr. Peroulas will devote such time and effort to the business and affairs of the Company as may be necessary to perform his responsibilities as executive officer and/or director of the Company.
                              Family Relationships

         There are no family relationships between or among the executive officer and director of the Company.

                               Business Experience

         Sam Peroulas has served as the sole Executive of the Company since its inception in May 1998. He attended Emory University from 1987 to 1991 where he received a Bachelor of Science degree in Biology and Philosophy as well as a minor in graphic arts design. Mr. Peroulas subsequently attended Georgia State University from 1993 to 1997 where he received a Masters of Science degree in Microbiology. Since 1997, Mr. Peroulas has been a Certified Microbiologist by the American Academy of Microbiology. From 1991 to present (either full time or part time depending on school demands) Mr. Peroulas has consulted and free-lanced as a graphic artist and as a microbiologist. He has two (2) years experience in computer graphic modeling for biological application and brings key graphic art skills to the Company. His work as a graphic artist and specifically his work as a graphic arts microbiologist (a person who designs graphic arts relating to microbiology) is expected to attract both commercial and individual consumers in the field of microbiology and other areas.

                      Compliance with Section 16(a) of the
                        Securities Exchange Act of 1934:

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4 and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, Mr. Peroulas comprises all of the Company's executive officers, directors and greater than 10% beneficial owners of its common Stock, and has complied with Section 16(a) filing requirements applicable to him.

                         Item 6. Executive Compensation

         The Company, in consideration for various services performed for the Company, issued to Mr. Sam Peroulas, the Company's sole executive officer and/or director 1,650,500 shares of restricted common stock. Except for the above-described compensation, it is not anticipated that any executive officer of the Company will receive any cash or non-cash compensation for his or her services in all capacities to the Company until such time as the Company commences business operations. At such time as OPI commences operations, it is expected that the Board of Directors will approve the payment of salaries in a reasonable amount to each of its officers for their services in the positions of President/Treasurer, Executive Vice President and Secretary respectively, of the Company. At such time, the Board of Directors may, in its discretion, approve the payment of additional cash or non-cash compensation to the foregoing for their services to the Company.

         In May 1998, the Company issued 1,650,500 shares of its Common Stock to Sam Peroulas, the current President and Treasurer of the Company, as consideration and in exchange for services in connection with the organization of OPI, which services were valued at a total of $165.00. For such offering, the Company relied upon Section 4(2) of the Act, Rule 506 and Section 10-5-9(13) of the Georgia Code. See Part I, Item 7. "Certain Relationships and Related Transactions"; and Part II, Item 4. "Recent Sales of Unregistered Securities."

         The Company does not provide officers with pension, stock appreciation rights, long-term incentive or other plans but has the intention of implementing such plans in the future.

                            Compensation of Directors

         The Company has no standard arrangements for compensating the directors of the Company for their attendance at meetings of the Board of Directors.


             Item 7. Certain Relationships and Related Transactions

         In May 1998, the Company issued 1,650,500 shares of its Common Stock to Sam Peroulas, the current President and Treasurer of the Company, as consideration and in exchange for services in connection with the organization of OPI, which services were valued at a total of $165.00. For such offering, the Company relied upon Section 4(2) of the Act, Rule 506 and Section 10-5-9(13) of the Georgia Code. See Part II, Item 4. "Recent Sales of Unregistered Securities."

         At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock and Preferred Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 506 offerings contemplated to implement continued expansion, for acquisitions and for properly approved employee compensation at such time as such plan is adopted. (See Part I, Item 1. "Description of Business
- (b) Business of Issuer.")


                        Item 8. Description of Securities

         The Company is authorized to issue 50,000,000 shares of Common Stock, $0.0001 par value. The issued and outstanding shares of Common Stock being registered hereby are validly issued, fully paid and non-assessable. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

         All shares of Common Stock have equal voting rights and, when validly issued and outstanding, have one vote per share in all matters to be voted upon by the stockholders. A majority vote is required on all corporate action. Cumulative voting in the election of directors is not allowed, which means that the holders of more than 50% of the outstanding shares can elect all the directors as they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any directors. The shares of Common Stock have no preemptive, subscription, conversion or redemption rights and can only be issued as fully paid and non-assessable shares. Upon liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to receive a pro rata of the assets of the Company which are legally available for distribution to stockholders.

                                 Preferred Stock

         The Company is authorized to issue 10,000,000 shares of Preferred Stock, $0.0001 par value. Currently there are no issued and outstanding preferred shares of the Company.

                                 Transfer Agent

         The company will serve as its transfer agent until it is eligible for quotation on the OTC: Bulletin Board.

                        Certain Provision of Florida Law

         Section 607.0902 of the Florida Business Corporation Act prohibits the voting of shares in a publicly-held Florida corporation that are acquired in a "control share acquisition" unless the holders of a majority of the corporation's voting shares (exclusive of shares held by officers of the corporation, inside directors or the acquiring party) approve the granting of voting rights as to the shares acquired in the control share acquisition or unless the acquisition of incorporation or bylaws specifically state that this section does not apply. A "control share acquisition" is defined as an acquisition that immediately thereafter entitles the acquiring party to vote in the election of directors within each of the following ranges of voting power:
(i) one-fifth or more, but less than one-third of such voting power: (ii) one-third or more, but less than a majority of such voting power; and, (iii) more than a majority of such voting power. The Amended Articles of Incorporation of the Company specifically state that Section 607.0902 does not apply to control-share acquisitions of shares of the Company.

                          Current Financial Commitment

         The Company has been seeking debt or equity financing in the amount of $1,000,000. In October 2000, the Company executed a Loan Agreement with Capital Consultants, Inc. ("Capital "), as Lender, whereby Capital agreed to make loans to the Company of up to $1,000,000 in installments during the period commencing with the effective date of this registration statement and ending on December 31, 2003 (the "Capital Loan Commitment"). Under the terms of the Capital Loan Commitment, each installment is supported by a convertible note and security agreement. Further, 2,000,000 shares are held by Capital in escrow for the potential conversion of the notes. The Company granted Capital registration rights and is obligated to file a Form S-3 within sixty (60) days of the agreement covering initially 2,000,000 shares of its Common Stock. The issuance of the securities was made pursuant to Regulation D of the Act. The Capital Loan Commitment, once interest payments begin to accrue, will increase both the short or long term debt of the Company. The Company has sought several other potential funding sources; however, to date, has not concluded terms for any financing which it feels appropriately meets the requirements of the Company under such agreements. With the Capital Loan Commitment it will incur future interest expenses. The Capital Loan Commitment, if fully converted, will dilute the interest of existing shareholders and in the event additional equity is raised, management may be required to dilute the interest of existing shareholders further or forgo a substantial interest in revenues, if any. In the event that the Company is successful in securing additional debt financing, the amount of such financing, depending upon its terms, would increase either the short or long term debt of the Company or both.

                                  RISK FACTORS

         Before making an investment decision, prospective investors in the Company's Common Stock should carefully consider, along with other matters referred to herein, the following risk factors inherent in and affecting the business of the Company.

                       We Are a Development Stage Company

         OPI was recently organized in May 1998, and accordingly, is in the early form of development stage and must be considered promotional. Management's efforts, since inception, have been allocated primarily to organizational and fund raising activities. The ability of the Company to establish itself as a going concern is dependent upon the receipt of additional funds from operations or other sources to continue those activities. Potential investors should be aware of the difficulties normally encountered by a new enterprise in its development stage, including under-capitalization, cash shortages, limitations with respect to personnel, technological, financial and other resources and lack of a client base and market recognition, most of which are beyond the Company's control. The likelihood that the Company will succeed must be considered in light of the problems, expenses and delays frequently encountered in connection with the competitive environment in which the Company will operate. The Company's success depends to a large extent on establishing a client base. There is no guarantee that the Company's proposed activities will attain the level of recognition and acceptance necessary for the Company to find a niche in the industry. There are numerous competitors in Atlanta, Georgia, the contiguous areas and the remaining State of Georgia and nationwide, several of which are large public companies, which are already positioned in the business and which are better financed than the Company. There can be no assurance that the Company, with its very limited capitalization, will be able to compete with these companies and achieve profitability.

           Our Company Has No Operating History, Revenues or Exchanges

         As of the date hereof, the Company has not yet commenced operations and, accordingly, has received no operating revenues or earnings. Since its inception, most of the time and resources of OPI's management have been spent in organizing the Company, obtaining interim financing and developing a business plan. The Company's success is dependent upon its obtaining additional financing from intended operations, from placement of its equity or debt or from third party funding sources. The Company's success in the business is dependent upon the purchasing of services by consumers and/or additional financing to enable the Company to continue in operation. There is no assurance that OPI will be able to obtain additional debt or equity financing from any source. The Company, during the development stage of its operations, can be expected to sustain substantial operating expenses without generating any operating revenues or the operating revenues generated can be expected to be insufficient to cover expenses. Thus, for the foreseeable future, unless the Company attains profitable operations, the Company's financial statements will show an increasing net operating loss.

          Our Company Has Minimal Assets, Working Capital and Net Worth

         As of August 31, 2000 , the Company's total assets in the amount of $6,700.00, consisted entirely of cash. As a result of its minimal assets, as of August 31, 2000, the Company has very minimal net worth presently. Further, OPI's working capital is presently minimal and there can be no assurance that the Company's financial condition will improve. The Company is expected to continue to have minimal working capital or a working capital deficit as a result of current liabilities. Even though management believes, without assurance, that it will obtain sufficient capital with which to implement its business plan on a limited scale, the Company is not expected to continue in operation without an infusion of capital. In order to obtain additional equity financing, management may be required to dilute the interest of existing shareholders or forego a substantial interest of its revenues, if any.

        We Need to Re-Sell Acquired Receivables in the Secondary Markets

          The Company has minimal working capital therefore it will be critical that any and all cash resources utilized by the Company be maximized. The
Company will bundle together its receivables, the size of which will be determined by the quality of receivables, for the purpose of re-selling them in a public and/or private offering for purchase by an institutional investor and/or an individual. This reselling will restore working capital to the Company with which it can put back to work to finance future operations. There is no assurance, however, that the Company will be successful in its efforts to re-sell these "bundled" securities in the secondary market and may, if unsuccessful, be limited in its attempt to become a viable company.

                      Our Company Needs Additional Capital

         Without an infusion of capital or profits from operations, the Company is not expected to continue in operation. Accordingly, the Company is not expected to become a viable business entity unless additional equity and/or debt financing is obtained. OPI's independent certified public accountant has expressed this as a "going concern" qualification on the Company's financial statements. The Company does not anticipate the receipt of operating revenues until management successfully implements its business plan, which is not assured. Further, OPI may incur significant unanticipated expenditures which could deplete its capital at a rapid rate because of the development stage of its business, its limited personnel and other resources and also due to its lack of a clients and market recognition. Due to these and other factors, management is presently unable to predict what additional costs might be incurred by the Company beyond those currently contemplated to obtain additional financing and achieve market penetration on a commercial scale in its proposed line of business. OPI has no identified sources of funds, other than Mr. Peroulas, and there can be no assurance that resources will be available to the Company when needed.

               Our Company Is Dependent On Its Current Management

         The possible success of the Company is expected to be largely dependent on the continued services of Mr. Sam Peroulas. Virtually all decisions concerning the clients to contact, the type of services to promote and direct marketing material to disseminate and the establishment of a client profile database by the Company will be made or significantly influenced by Mr. Peroulas. He is presently serving as manager of his own company and is required to devote a significant amount of time to the conduct of that company's business. Mr. Peroulas is expected to devote such time and effort to the business and affairs of the Company as may be necessary to perform their responsibilities as executive officers of OPI. The loss of the services of Mr. Peroulas would adversely affect the conduct of the Company's business and its prospects for the future. The Company presently holds no key-man life insurance on the life of, and has no employment contract or other agreement with Mr. Peroulas.

                         Our Company Has No Client Base

         The Company was recently organized. While OPI intends to engage in the business of providing of graphic arts services the Company currently has no clients. Further, the very limited funding currently available to the Company will not permit it to commence business operations in the industry except on a very limited scale. There can be no assurance that the debt and/or equity financing, which is expected to be required by the Company in order for OPI to continue in business will be available. The Company has no clients presently and there can be no assurance that it will be successful in obtaining clients in its initial prospective marketing area encompassing Atlanta, Georgia. OPI does not expect to have long-term contracts with any clients; thus, management believes that the Company must, in order to survive, ultimately obtain the loyalty of a large volume of clients. The Company could be expected to experience substantial difficulty in attracting the high volume of clients in the prospective target market which would enable OPI to achieve commercial viability. The Company will be dependent upon Mr. Sam Peroulas, who has approximately two (2) years of experience in the industry.

                  There Are Risks And Possible Unforseen Costs
                     While May Be Associated With Our Entry
                     Into The Graphic Arts Services Industry

         There can be no assurance that the cost for establishment of a client base or for soliciting services directly with consumers by OPI will not be significantly greater than those estimated by Company management. Therefore, the Company may expend significant unanticipated funds or significant funds may be expended by OPI without development of a commercially viable business. There can be no assurance that cost overruns will not occur or that such cost overruns will not adversely affect the Company. Further, unfavorable general economic conditions and/or a downturn in client confidence could have an adverse affect on the ability of the Company to perform services for its clients which in turn could adversely affect the Company's business. Additionally, competitive pressures and changes in client mix, among other things, which management expects the Company to experience, could reduce the Company's gross profit margin from time to time. Accordingly, there can be no assurance that OPI will be capable of establishing itself in a commercially viable position locally or nationally.
                    Our Management Has Conflicts of Interest

         There are existing and potential conflicts of interest, including time, effort and corporate opportunity, involved in the participation by the Company's executive officer and director in other business entities and transactions. Mr. Peroulas is the President and manager of his own company, which in part contracts for graphic arts services and which by virtue of his relationship to the Company is an affiliate of the Company. Mr. Peroulas will divide his time and effort between the Company, his existing employment and his other business obligations. Accordingly, Mr. Peroulas may experience direct or indirect conflicts of interest with respect to business opportunities which come to his attention. It may be difficult for Mr. Peroulas to determine whether an opportunity has arisen as a result of his affiliation with OPI or not. Mr. Peroulas intends to query each potential client as to what led them to OPI or to his other business both in an attempt to appropriate the matter properly and also to determine which methods of advertising are most effective.

         The Company's Amended Articles of Incorporation provide that any related party contract or transaction must be authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein or the transaction must be fair and reasonable to the Company.

                    We May Be Limited In Our Ability To Grow

         The Company expects to grow both through internal growth and expansion and possibly through the acquisition of complimentary businesses. The Company plans to expand its business from its current location and by entry into other markets. There can be no assurance that the Company will be able to create a market presence, or if such market presence is created, to profitably expand its market presence or successfully enter other markets. The ability of the Company to grow will depend on a number of factors, including the availability of working capital to support such growth, existing and emerging competition and the Company's ability to maintain sufficient profit margins in the face of an increasingly competitive industry. The Company must also manage costs, adapt its infrastructure and systems to accommodate growth and recruit and train qualified personnel.

         The Company also plans to expand its business, in part, through possible acquisitions primarily of independently owned and operated companies with similar businesses. Although the Company will continuously review potential acquisition candidates, it has not entered into any agreement, understanding or commitment with respect to any acquisitions at this time. There can be no assurance that the Company will be able to successfully identify suitable acquisition candidates, complete acquisitions on favorable terms, or at all, or integrate acquired businesses into its operations. Moreover, there can be no assurance that acquisitions will not have a material adverse effect on the Company's operating results, particularly in the fiscal quarters immediately following the consummation of such transactions, while the operations of the acquired business are being integrated into the Company's operations. Once integrated, acquisitions may not achieve comparable levels of revenues, profitability or productivity as at then existing Company-owned locations or otherwise perform as expected. The Company is unable to predict whether or when any prospective acquisition candidate will become available or the likelihood that any acquisitions will be completed. The Company will be competing for acquisition and expansion opportunities with entities that have substantially greater resources than the Company. In addition, acquisitions involve a number of special risks, such as diversion of management's attention, difficulties in the integration of acquired operations and retention of personnel, unanticipated problems or legal liabilities, and tax and accounting issues, some or all of which could have a material adverse effect on the Company's results of operations and financial condition.

                            We Face Stiff Competition

         The market for graphic art services is highly competitive. The Company's competitors include local, regional and national companies, many of which are larger and have greater financial and marketing resources than the Company. In addition, many of the Company's competitors have significantly greater name recognition as well as greater marketing, financial and other resources than the Company. There can be no assurance that the Company will be able to compete effectively against such competitors in the future.

                We Are Limited In Working Capital Funding Sources

         The Company expects to receive payments on its receivables on a timely basis. However, caution might require that the Company plan for a reserve to be held for non-performing receivables. In the event that such reserve for non-performing receivables increases substantially the Company's working capital will be negatively impacted directly impairing operations. In addition, as new offices are established or acquired, or as the existing office is expanded, there will be increasing requirements for cash to fund the Company's plans for expansion. The Company has no current source of working capital funds, and should the Company be unable to secure additional financing on acceptable terms, its business, financial condition, results of operations and liquidity might be materially adversely affected.

               There Is An Absence of Public Market For Our Shares

         The Company's shares of Common Stock are not registered with the United States Securities and Exchange Commission under the Act. There is no public market for the shares of Common Stock and no assurance that one will develop. Resales of shares of the Company's Common Stock will be subject to restrictions on transfer imposed by both state and federal securities laws pertaining to unregistered shares. Sales of shares of Common Stock under Rule 144 may have a depressive effect on the market price of the Company's Common Stock, should a public market develop for such stock. Such sales also might impede future financing by the Company.

                    Our Company Has Never Declared A Dividend

         While payments of dividends on the Common Stock rests with the discretion of the Board of Directors, there can be no assurance that dividends can or will ever be paid. Payment of dividends is contingent upon, among other things, future earnings, if any, and the financial condition of the Company, capital requirements, general business conditions and other factors which cannot now be predicted. It is highly unlikely that cash dividends on the Common Stock will be paid by the Company in the foreseeable future.

                  Our Charter Does Not Permit Cumulative Voting

         The election of directors and other questions will be decided by a majority vote. Since cumulative voting is not permitted and one-third (1/3) of the Company's outstanding Common Stock constitute a quorum, investors who purchase shares of the Company's Common Stock may not have the power to elect even a single director and, as a practical matter, the current management will continue to effectively control the Company.

                  Current Management Directs Affairs Of Company

         The present shareholders of the Company's Common Stock will, by virtue of their percentage share ownership and the lack of cumulative voting, be able to elect the entire Board of Directors, establish the Company's policies and generally direct its affairs. Accordingly, persons investing in the Company's Common Stock will have no significant voice in Company management, and cannot be assured of ever having representation on the Board of Directors. Mr. Peroulas, with his 80% ownership interest in the Company, will effectively control all actions required to be taken by the shareholders, including the election of Directors and fundamental transactions like mergers, sales of assets, reorganizations and dissolution and winding up of the Company.

 Potential Anti-Takeover and Other Effects of Issuance of Preferred Stock May Be
                       Detrimental To Common Shareholders

         The Company is authorized to issue up to 10,000,000 shares of preferred stock. $.0001 par value per share (hereinafter referred to as the "Preferred Stock"); none of which shares has been issued. The issuance of Preferred Stock does not require approval by the shareholders of the Company's Common Stock. The Board of Directors, in its sole discretion, has the power to issue shares of Preferred Stock in one or more series and to establish the dividend rates and preferences, liquidation preferences, voting rights, redemption and conversion terms and conditions and any other relative rights and preferences with respect to any series of Preferred Stock. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion and other rights; any of which rights and preferences may operate to the detriment of the shareholders of the Company's Common Stock. Further, the issuance of any shares of Preferred Stock having rights superior to those of the Company's Common Stock may result in a decrease in the value of market price of the Common Stock provided a market exists, and additionally, could be used by the Board of Directors as an anti-takeover measure or device to prevent a change in control of the Company.

               Secondary Trading Of Our Shares May Not Be Possible

         In the event a market develops in the Company's shares, of which there can be no assurance, secondary trading in the Common Stock will not be possible in each state until the shares of Common Stock are qualified for sale under the applicable securities laws of the state or the Company verifies that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. There can be no assurance that the Company will be successful in registering or qualifying the Common Stock for secondary trading, or availing itself of an exemption for secondary trading in the Common Stock, in any state. If the Company fails to register or qualify, or obtain or verify an exemption for the secondary trading of, the Common Stock in any particular state, the shares of Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in the Company's Common Stock, a public market for the Common Stock will fail to develop and the shares could be deprived of any value.

   Penny Stock Regulations Could Adversely Effect Trading Of Our Common Stock

         In the event a market develops in the Company's shares, of which there can be no assurance, then if a secondary trading market develops in the shares of Common Stock of the Company, of which there can be no assurance, the Common Stock is expected to come within the meaning of the term "penny stock" under 17 CAR 240.3a51-1 because such shares are issued by a small company; are low-priced [under five dollars ($5)]; and are not traded on NASDAQ or on a national stock exchange. The Securities and Exchange Commission has established risk disclosure requirements for broker-dealers participating in penny stock transactions as part of a system of disclosure and regulatory oversight for the operation of the penny stock market. Rule 15g-9 under the Securities Exchange Act of 1934, as amended, obligates a broker-dealer to satisfy special sales practice requirements, including a requirement that it make an individualized written suitability determination of the purchaser and receive the purchaser's written consent prior to the transaction. Further, the Securities Enforcement Remedies and Penny Stock Reform Act of 1990 require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure instrument that provides information about penny stocks and the risks in the penny stock market. Additionally, the customer must be provided by the broker-dealer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. For so long as the Company's Common Stock is considered penny stock, the penny stock regulations can be expected to have an adverse effect on the liquidity of the Common Stock in the secondary market, if any, which develops.
                                 USE OF PROCEEDS

         All of the shares of OPI Common Stock covered by this prospectus are being offered for the account of the Selling Shareholders listed herein. We will not receive any proceeds from this offering.

                              SELLING SHAREHOLDERS

         All of the 2,000,000 shares of OPI Common Stock covered by this prospectus are being offered for the account of Capital Consultants, Inc. ("Capital ") as Lender (the "Selling Shareholders") under a Loan Agreement dated October 20, 2000 and the related Registration Rights Agreement dated October 20, 2000, as amended.

         Under the terms of the Registration Rights Agreement, we have agree, among other things, to file a registration statement of which this prospectus is a part with the Securities and Exchange Commission to register all of the shares which potentially could be issued if Capital makes a loan in the total aggregate amount of $1,000,000, sufficient to cover the conversion of all of the notes issued under such loan and the exercise of all of the warrants granted under such loan. Further, under such agreement, we are to pay all of the registration expenses incurred in connection with this registration and the reasonable fees and expenses of one (1) counsel for the Selling Shareholders, except that Capital is to pay all selling commissions, underwriting discounts and disbursements, transfer taxes and fees and expenses of separate counsel applicable to their sale of OPI Common Stock to be issued pursuant to the agreements underlying the Capital Loan Commitment. The agreements provide that we must keep current and effective the registration statement covering these shares for the greater of (i) a period of at least three (3) years from the closing date and (ii) a period of at least ninety (90) days after all of the notes have been converted or paid and all the warrants have been exercised or have expired.

         Prior to the Capital Loan Commitment, neither Capital nor any of its officers, directors or principal shareholders have held any position or office nor have any of them had a material relationship with OPI or any of its affiliates within the past three (3) years.

         As of October 15, 2000, the Company had 2,054,000 shares outstanding, none of which relate to the 2,000,000 escrow required under the Capital Loan Commitment and are covered by this prospectus.

         Assuming that all the other shares registered hereby are issued, the total outstanding, with no other shares issued, would be 4,054,000. In such event, Capital 's ownership of 2,000,000 shares would represent 49.3% of the total voting shares of the Company and a minority interest in it.

                              PLAN OF DISTRIBUTION

         The Selling Shareholders may effect the distribution of the shares in one or more transactions that may take place through block trades or ordinary broker's transactions, or through privately negotiated transactions, an underwritten offering, or a combination of any such methods of sale. Sales of shares will be made at market prices prevailing at the time of sale or at negotiated prices. Selling Shareholders may pay usual and customary or specifically negotiated brokerage fees or commissions in connection such sales. We have agreed to pay registration expenses incurred in connection with this registration of approximately $25,000.

         The aggregate proceeds to the Selling Shareholders from the sale of the shares will be the purchase price of the OPI Common Stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The Selling Shareholders and any dealers or agents that participate in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"), and any profit from the sale of shares by them and any commissions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Act..

         In order to comply with the securities laws of certain states, if applicable, the securities may be sold only through registered or licenses brokers or dealers. In addition, in certain states, the securities may not be sold unless they have been registered or qualified for sale in such state or any exemption from such registration or qualification requirement is available and the sale is made in compliance with the requirements.

         We have agreed to indemnify the Selling Shareholders in certain circumstances, against certain liabilities arising under the Act. The Selling Shareholders have agreed to indemnify us and our directors and officers who sign the registration statement against certain liabilities, including liabilities arising under the Act.

                            DESCRIPTION OF SECURITIES

         The securities offered by this prospectus are shares of our Common Stock which are registered pursuant to Section 12 of the Securities and Exchange Act of 1934 (the "Exchange Act").

         The transaction under which these shares are to be issued arose in October 2000, when the Company executed the Capital Loan Commitment with Capital, as Lender, whereby Capital agreed to make loans to the Company of up to $1,000,000 in installments during the period commencing with the effective date of this registration statement and ending on December 31, 2003. The Capital Loan Commitment permits instalments aggregating $250,000 in any 90-day period. The proceeds of the loan are for working capital purposes. The Capital Loan Commitment provides that the offering has been conducted under Regulation D of the Act. Under the terms of the Capital Loan Commitment, each installment is supported by a convertible note and security agreement. Prior to each instalment, the Company is obligated to escrow shares under the terms of an escrow agreement. The convertible note bears interest at 10% per annum and may be prepaid at any time. The notes issued are convertible at any time at the option of Capital at the rate of$0.60 on the conversion date. The security agreement grants Capital a security interest in all of the Company's equipment, inventory, accounts, contract rights, chattel paper and instruments, and the proceeds of any of the collateral. The Company was obligated to issue 2,000,000 shares of its Common Stock to be held in escrow for the potential conversion of the notes. Capital acts as escrow agent for the shares and is authorized to release such shares upon receipt of a notice of note conversion. The Company granted Capital registration rights and is obligated to file a Form S-3 within sixty (60) days of the agreement. This prospectus is part of the registration statement required and under the terms of the agreement covers initially 2,000,000 shares. The issuance of the securities was made pursuant to Regulation D of the Act.
                                 LEGAL OPINIONS

         Mintmire & Associates will provide OPI with an opinion that the shares being offered in this prospectus are legally and validly issued.

                                     EXPERTS

         The financial statements of OPI as of February 29, 2000 incorporated by reference in this prospectus and elsewhere in this registration statement, have been audited by Durland & Co. CPA's, independent public accountants, as indicated in their report with respect thereto and are included and incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents we file with the SEC at their public reference facilities in Room 1024 at 450 Fifth Street N.W., Washington, DC 20549 or at regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Please call the SEC at 1-800-SEC- 0330 for further information on the public reference rooms. Our SEC filings also are available to the public on the SEC Internet site at http://www.sec.gov.

         We filed with the SEC a registration statement on Form S-3 under the Act which registered the shares covered by this prospectus for resale by the Selling Shareholders. This prospectus is only part of the registration statement. It does not contain all of the information shown in the registration statement because the SEC rules and regulations allow us to include certain information in the filing, but permit us to omit certain information from the prospectus. Statements contained in this prospectus as to any contract or other documents' contents are not necessarily complete. In each instance, if the contract or document is filed as an exhibit to the registration statement, the affected statement is qualified, in all aspects by reference to the applicable exhibit to the registration statement. For further information about us and our shares, we refer you to the registration statement and the exhibits that you may obtain from the SEC at its principal office after you pay the SEC prescribed fee, or you can obtain it through the Internet site listed above.

         The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to these documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will update or supercede automatically this information. We incorporate by reference the following documents, which we have filed already with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering under this prospectus.

     o    Our Annual Report on Form 10KSB for the year ended February 29, 2000.

     o Our latest quarterly report on Form 10-QSB for the period ended August 31, 2000.

     o    The Company has not filed any current reports on Form 8K.

     o The description of the Company's Common Stock, par value $.0001 per share is contained in its Registration Statement filed under the Exchange Act on Form 10SB (File No. 0-26475), as amended on July 24, 2000.

         You should rely only on the information we include or incorporate by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

         Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that any of the following modifies or superseded a statement in this prospectus or incorporated by reference in this prospectus:

     o in the case of a statement in a previously filed document incorporated by reference or deemed to be incorporated by reference in this prospectus, a statement contained in this prospectus;

     o a statement contained in any accompanying prospectus supplement relating to a specific offering of shares; or

     o a statement contained in any other subsequently filed document that modifies or supersedes a statement in this prospectus.

         Any modified or superseded statement will not be deemed to constitute a part of this prospectus or any accompanying prospectus supplement, except as modified or superseded. Except as provided by the above mentioned exceptions, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

         We will provide, without charge to each person to whom a copy of this prospectus is delivered, after their written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to the documents, unless the exhibits are incorporated specifically by reference in the documents. Requests may be made by writing or telephoning the following person:

         Sam Peroulas
         Investor Relations
         222 Lakeview Avenue, PMB 113
         West Palm Beach, FL 33401
         (404) 321-1192

         No person is authorized in connection with any offering of the shares to give any information or to give any representation not contained in this prospectus, and you should not rely on any such information or representation as having been authorized by OPI or any Selling Shareholder. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

         Until the later of December 31, 2003 or ninety (90) days after all notes have been converted or paid and all warrants have been exercised or expired, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.





                                TABLE OF CONTENTS

                                                                 Page No.

Prospectus Summary                                                4
Risk Factors                                                      18
Use of Proceeds                                                   24
Selling Shareholders                                              24
Plan of Distribution                                              25
Description of Securities                                         26
Legal Opinions                                                    26
Experts                                                           26
Where You Can Find More Information                               27

                                   PROSPECTUS

                                2,000,000 Shares

                            ORANGE PRODUCTIONS, INC.

                                  Common Stock

                   This Prospectus is dated November 30, 2000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses to be paid solely by OPI in connection with the distribution of the securities being registered:

Securities and Exchange Registration Fee           $     316.80
Blue Sky Fees and Expenses                         $       0
Printing Expenses                                  $   1,000
Accounting Fees and Expenses                       $   1,000
Legal Fees and Expenses                            $  21,433.20
Miscellaneous Expenses                             $   1,250
                                          TOTAL    $  25,000


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  Article X of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

                  (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.


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



                  (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

                  (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

                  (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

                  (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.


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



                  (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

                  The Company has no agreements with any of its directors or executive offices providing for indemnification of any such persons with respect to liability arising out of their capacity or status as officers and directors.

                  At  present,  there is no  pending  litigation  or  proceeding
involving  a  director  or  executive   officer  of  the  Company  as  to  which
indemnification is being sought.

ITEM 16.       EXHIBITS

Exhibit No.    Description of Exhibit
------------   ------------------------------
3(i).1     *   Articles of Incorporation of Orange Productions,  Inc.,  effective May
               20, 1998 (1)

3(ii).1    *   Bylaws of Orange Productions, Inc.(1)

5.1        *    Opinion of Mintmire & Associates as to the legality of the Securities to be issued.

10.38      *   Effective October 20, 2000, Loan Agreement, Note, Security Agreement,,
               Registration Rights Agreement and Escrow Agreement relative to the October 2000 transaction with Capital Consultants, Inc.  under which the securities offered herein arise.

23.1       *   Consent of Durland & Co., CPA, P.A., Independent Public Accounts.

23.2       *   Consent of Mintmire & Associates is contained in the Opinion as to legality of
               Securities filed as Exhibit 5

27.1       *   Financial Data Schedule (as filed with 10QSB on October 12, 2000)
-----------------------------------------------

* Filed Herewith, all other exhibits incorporated be reference.

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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





          (i)  To include any prospectus required by section 10(a) of the Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement.

          Provided, however, that paragraph (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required [or] to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on April 3, 2000.

                                  ORANGE PRODUCTIONS, INC.

                                  By:      /s/ Sam Peroulas
                                  ----------------------------------------
                                           Sam Peroulas, President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, who represent a majority of the Board of Directors, in the capacities and on the dated indicated

Signature                 Capacity                  Date
-----------              ----------                -----

/s/ Sam Peroulas                                  October 30, 2000
------------------       President
 Sam Peroulas



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